UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023
_________________________________

4FRONT VENTURES CORP.
(Exact name of registrant as specified in its charter)
_________________________________
British Columbia	000-56075	83-4168417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7010 E. Chauncey Lane Ste. 235 Phoenix, Arizona		85054
(Address or principal executive offices)		(Zip Code)
(602) 633-3067
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol	Name of Exchange on which registered
Class A Subordinate Voting Shares, no par value	FFNTF FFNT	OTCQX CSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.		☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2023, Keith Adams resigned as Chief Financial Officer of 4Front Ventures Corp. (“we,” “us,” “our” or the “Company”). Keith resigned to pursue other career opportunities.

Effective immediately, we have named our Director of External Reporting, Nicole Frederick, age 31, to be interim Chief Financial Officer and have begun the process of identifying Keith’s successor. Nicole has served as our Director of External Reporting since August 2022. She began her career at EY, a big four accounting firm, in 2014. Prior to joining the Company, she held various roles in External Reporting at an infrastructure services company. Nicole is a CPA and holds a Master’s and Bachelor’s degree in Accountancy from Arizona State University, W. P. Carey School of Business.

There are no arrangements or understandings between Nicole and any other person pursuant to which she was appointed as our interim Chief Financial Officer. Nicole does not have a direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Keith Adam’s resignation and Nicole Frederick’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit Number	Description
99.1	Press release dated August 4, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2023

4FRONT VENTURES CORP.

By:	/s/ Leonid Gontmakher
Leonid Gontmakher
Chief Executive Officer and Director